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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A, and related Prospectus for the registration of $139,987,000 of 4.0% Convertible Senior Subordinated Notes Due 2024 and the ordinary shares issuable upon conversion of the notes, of our report dated March 16, 2005 relating to the December 31, 2004 consolidated financial statements, which appear in Apex Silver Mines Limited's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
May 9, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM